                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933



                         HOLMES MICROSYSTEMS, INC.
           (Exact name of registrant as specified in its charter)

                                   TEXAS
       (State or other jurisdiction of incorporation or organization)


                                 91-1939829
                    (I.R.S. Employer Identification No.)

           57 WEST 200 SOUTH, SUITE 310, SALT LAKE CITY, UT 84101
        (Address of principal executive offices, including zip code)

      HOLMES MICROSYSTEMS, INC. 2000 STOCK OPTION/STOCK ISSUANCE PLAN
                          (Full title of the plan)

                           KIP EARDLEY, PRESIDENT
               5814 SOUTH 900 EAST, SALT LAKE CITY, UT 84117
         (Name, address, including zip code, of agent for service)

                               (801) 269-9500
        Telephone number, including area code, of agent for service


                      CALCULATION OF REGISTRATION FEE

                                   Proposed         Proposed
Title of                           Maximum          Maximum
Securities       Amount            Offering         Aggregate    Amount of
to be            to be             Price Per        Offering     Registration
Registered (1)   Registered        Share            Price        Fee
Common Stock     2,000,000         $1.25(2)         $2,500,000
                 $660
$.001 par value



     (1)The number of shares of common stock, $.001 par value (the "Common Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options which may hereafter be granted under the Holmes Microsystems, Inc. 2000 Stock Option/Stock Issuance Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

     (2)This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act and is calculated on the basis of the average of the bid and asked price of the Common Stock as of December 11, 2000.

                                   PART I

     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of Holmes Microsystems, Inc. (the "Company") pursuant to the Plan.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission are hereby incorporated herein by reference:

     1. The Company's Annual Report on Form 10-KSB for the year ended January 31, 2000.

     2.   All reports filed by the Company with the Commission pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended January 31, 2000.

     3. The description of the Common Stock contained in Item 5 of the Company's current report on Form 8-K dated December 15, 2000, and filed on December 18, 2000, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                                    -2-

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Articles 2.02(16) and 2.02-1 of the Texas Business Corporation Act expressly authorize a Texas corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons' conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits. The following exhibits are attached to this Registration Statement:

  Exhibit No.  Description of Exhibit                              Location
  4.1
               2000 Stock Option/Stock Issuance Plan               Attached
  4.2
               Form of certificate representing Common Stock              *
  4.3
               Articles of Incorporation, as amended                      *
  4.4
               Current Bylaws                                             *
  5.1
               Opinion of Ronald N. Vance, including consent

               of Mr. Vance, with respect to the legality of the

               issuance of securities being issued                 Attached
  23.1
               Consent of independent certified

               public accountants                                  Attached
  23.2
               Consent of counsel (included in Exhibit 5.1)
----------------

  *Filed as an exhibit to the annual report of the Registrant on Form 10-KSB for the year ended dated January 31, 1997, filed with the Commission on June 8, 1999 (SEC File No. 000-18257), and incorporated herein by reference.

                                    -3-

Item 9.   Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities being offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on the 15 day of December 2000.

                                   Holmes Microsystems, Inc.


                                   By /s/ Kip Eardley
                                      -------------------------------------
                                         Kip Eardley, President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                         Date


/s/ Kip Eardley               Director, Principal      December 15, 2000
---------------
Kip Eardley                   Accounting Officer,
                              and Principal Financial
                              Officer



                                    -4-
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